Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-227782, No. 333-233467, No. 333-234152, No. 333-239492, No. 333-257382, No. 333-261544, No. 333-265747, No. 333-268662 and No. 333-272721) of Elastic N.V. of our report dated June 14, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
June 14, 2024